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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                        CONSENT OF INDEPENDENT AUDITORS

We refer to the registration statement on Form S-4 (the "Registration Statement") filed by IMAX Corporation (the "Company") under the Securities Act of 1933, as amended.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 14, 2003 with respect to the consolidated balance sheets of the Company as at December 31, 2002 and 2001 and the consolidated statements of operations, cash flows and shareholders' equity (deficit) for each year in the three-year period ended December 31, 2002 prepared in accordance with generally accepted accounting principles in the United States of America. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chartered Accountants
February 27, 2004